                                                                                                                                                                                                                                          Exhibit 32.1

              Certification Pursuant to 18 U.S.C. Section 1350,

                            As Adopted Pursuant to

                Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Matthews International Corporation (the “Company”) on Form 10-K for the period ended September 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph C. Bartolacci, President and Chief Executive Officer, certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Joseph C. Bartolacci
-------------------------------------
Joseph C. Bartolacci,
President and Chief Executive Officer

November 27, 2013

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Matthews International Corporation and will be retained by Matthews International Corporation and furnished to the Securities and Exchange Commission or its staff upon request.